As filed with the Securities and Exchange Commission
                 on July 3, 2001


               Registration N. 333-


        SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C.  20549


          FORM S-8 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933


                   MASTEC, INC.
(Exact name of Registrant as specified in its charter)


	Florida				        65-0829355
(State or other jurisdiction of 	     (I.R.S. Employer
incorporation or organization)		    Identification No.)


		   3155 N.W. 77th Avenue
		Miami, Florida   33122-1205
    (Address, including zip code, of Registrant's principal
                     executive offices)
       _______________________________________________
       1997 Non-Qualified Employee Stock Purchase Plan

                    JOSE M. SARIEGO, ESQ.
           SENIOR VICE-PRESIDENT - GENERAL COUNSEL
                         MASTEC, INC.
                     3155 N.W. 77th AVENUE
                   MIAMI, FLORIDA 33122-1205
                        (305) 406-1954

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

             CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------
				   PROPOSED  PROPOSED  AMOUNT
				   MAXIMUM   MAXIMUM   OF
		     AMOUNT        OFFERING  AGGREGATE REGISTRATION
TITLE OF SECURITIES  TO BE         PRICE PER OFFERING  FEE (2)
TO BE REGISTERED     REGISTERED(1) SHARE (2) PRICE (2)

Common Stock ($.10)  150,000       $12.775   $1,916,250 $479.06
Par value shares (1)
-------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the 1997 Non-Qualified Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457 (h), on the basis of the average of the high and low prices of the Common Stock, $.10 par value, of the Registrant on the New York Stock
Exchange on July 2, 2001.

EXPLANATORY NOTE

On May 31, 2001, the Board of Directors of MasTec, Inc. (the "Company"), approved an amendment to the Company's 1997 Non-Qualified Employee Stock Purchase Plan (the "1997 Plan") to increase the maximum number of shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), that may be issued under the 1997 Plan by 150,000 shares. This Registration Statement has been filed to register the additional 150,000 shares of Common Stock issuable pursuant to shares or options to be granted under the 1997 Plan, as amended.

The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statement on Form S-8 filed on February 27, 1997 and Post Effective Amendment No. 1 to Form S-8 filed July 31, 1998 (Registration Statement No. 333-22465) (the "Earlier Registration Statement"). Pursuant to General instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

	The following are exhibits filed herewith:

Exhibit
Number	Description
-------	-----------

 5.1	Opinion of Jose M. Sariego, Senior Vice President and
	General Counsel.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jose M. Sariego, Senior Vice President and
	General Counsel (included in Exhibit 5.1 above).

24.1 Power of Attorney (set forth on the signature page to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 2nd day of July, 2001.

MASTEC, INC


/s/ CARMEN M. SABATER		/s/ARLENE VARGAS
__________________________	________________________________
Carmen M. Sabater		Vice President and Controller
Executive Vice President	(Principal Accounting Officer)
- Chief Financial Officer
(Principal Financial Officer)


The undersigned directors and officers of MasTec, Inc. hereby constitute and appoint Carmen M. Sabater and Jose M. Sariego, and each of them with full power to act without the other and with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 2, 2001.

/s/ JORGE MAS				/s/ OLAF OLAFSSON
--------------------------------	-----------------------------
Jorge Mas, Chairman of the Board	Olaf Olafsson, Director


/s/ JOEL-TOMAS CITRON			/s/ WILLIAM N. SHIEBLER
--------------------------------	-----------------------------
Joel-Tomas Citron, President and 	William N. Shiebler, Director
Chief Executive Officer
(Principal Executive Officer)


/s/ JOSEPH P. KENNEDY II		/s/ JOSE S. SORZANO
--------------------------------	-----------------------------
Joseph P. Kennedy II, Director		Jose S. Sorzano, Director


/s/ ARTHUR B. LAFFER
--------------------------------
Arthur B. Laffer, Director

Exhibit 5.1
-----------

July 2, 2001



MasTec, Inc.
3155 NW 77th Avenue
Miami, FL    33122-1205

Re:      MasTec, Inc.
         Registration Statement on Form S-8

To Whom It May Concern:

As Senior Vice-President and General Counsel to MasTec, Inc., a Florida corporation (the "Corporation"), I have examined the Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings necessary for the purposes of this opinion. I have also examined and am familiar with the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 150,000 shares of the Corporation's common stock, par value $.10 per share (the "Common Stock"), issuable by the Corporation pursuant to the Corporation's 1997 Non-Qualified Employee Stock Purchase Plan (the "Plan").

In rendering this opinion, I have assumed, without independent investigation: (i) the authenticity of all documents submitted to me as originals; (ii) the conformity to original documents of all documents submitted to me as certified or photostatic copies and (iii) the genuineness of all signatures.

Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that following the issuance and delivery of the Common Stock by the Corporation under the Plan, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and non-assessable.

This opinion is intended solely for the Corporation's use in connection with the registration of the Common Stock and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person, except in response to a valid subpoena. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in facts or law that may hereafter occur.

I hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

Sincerely,



/s/Jose Sariego
---------------------------
Jose Sariego
Senior Vice-President and
General Counsel

Exhibit 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
January 30, 2001 relating to the financial statements of MasTec, Inc., which appears in MasTec, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP


Miami, Florida
July 2, 2001